nCino Reports Fourth Quarter and Fiscal Year 2021 Financial Results
Fiscal Year 2021 Total Revenues of $204.3M, up 48% year-over-year; Q4 Total Revenues of $56.6M, up 47% year-over-year
Fiscal Year 2021 Subscription Revenues of $162.4M, up 57% year-over-year; Q4 Subscription Revenues of $45.0M, up 43% year-over-year

WILMINGTON, N.C. – March 31, 2021 – nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for its fourth quarter and fiscal year ended January 31, 2021.

“I am extremely pleased with the end to the year as we closed a record amount of business in the quarter while building one of the largest pipelines in the Company’s history, with over 50% of the pipeline reflecting international opportunities,” said Pierre Naudé, CEO of nCino. “We took a record number of retail customers live, closed multiple retail cross-sell opportunities, and increased our subscription revenue retention rate for the year to 155%. We also added new logos in both the U.S. and international markets, including a continental European deal with one of the largest commercial banks in the Baltics, along with several deals for Automated Spreading and Portfolio Analytics on our nIQ analytics platform.”

Naudé continued, “I am incredibly proud of the hard work, dedication and commitment from the nCino team over the past year to support our growing global customer base, and we are just getting started. Our success in the fourth quarter positions us for another strong year as we help financial institutions around the globe adopt a cloud strategy so they can compete in today’s remote, digital-first environment.”

Financial Highlights
•Revenues: Total revenues for the fourth quarter were $56.6 million, a 47% increase from $38.5 million in the fourth quarter of fiscal 2020. Subscription revenues for the fourth quarter were $45.0 million, up from $31.5 million one year ago, an increase of 43%. Total revenues for fiscal year 2021 were $204.3 million, a 48% increase from $138.2 million in fiscal year 2020. Subscription revenues for fiscal year 2021 were $162.4 million, up from $103.3 million one year ago, an increase of 57%.
•Loss from Operations: GAAP loss from operations in the fourth quarter was ($13.9) million compared to ($10.0) million in the same quarter of fiscal 2020. Non-GAAP operating loss in the quarter was ($7.5) million compared to ($8.1) million in the fourth quarter of fiscal 2020. GAAP loss from operations for fiscal year 2021 was ($42.6) million compared to ($28.2) million in fiscal year 2020. Non-GAAP operating loss for fiscal year 2021 was ($14.2) million compared to ($20.7) million last fiscal year.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino in the fourth quarter was ($12.1) million compared to ($9.6) million in the fourth quarter of fiscal 2020. Non-GAAP net loss attributable to nCino in the fourth quarter was ($5.7) million compared to ($7.7) million in the fourth quarter of fiscal 2020. GAAP net loss attributable to nCino for fiscal year 2021 was ($40.5) million compared to ($27.6) million in fiscal year 2020. Non-GAAP net loss attributable to nCino for fiscal year 2021 was ($12.1) million compared to ($20.1) million last fiscal year.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino in the fourth quarter was ($0.13) per share compared to ($0.12) per share in the fourth quarter of fiscal 2020. Non-GAAP net loss attributable to nCino in the fourth quarter was ($0.06) per share compared to ($0.10) per share in the fourth quarter of fiscal 2020. GAAP net loss attributable to nCino for fiscal year 2021 was ($0.46) per share compared to ($0.35) per share in fiscal year 2020. Non-GAAP net loss attributable to nCino for fiscal year 2021 was ($0.14) per share compared to ($0.26) per share last fiscal year.
•Cash: Cash and cash equivalents were $371.4 million as of January 31, 2021.

Recent Business Highlights
•Customer Expansion: Subscription revenue retention rate for fiscal 2021 increased to 155% from 147% in fiscal 2020.
•Increasing Customer Count and Size: Ended fiscal 2021 with over 1,260 customers versus over 1,180 for fiscal 2020. For fiscal 2021, 224 customers generated subscription revenues greater than $100,000 of which 36 had subscription revenues greater than $1 million compared to 161 and 21 customers, respectively, for fiscal 2020.
•Continued Commercial Market Leadership: Added three Farm Credit System deals and renewed and expanded relationships with two regional financial institutions in the U.S., at $15 billion and $20 billion in assets, and with two top 10 Canadian financial institutions.
•nIQ Customer Wins: Ended the quarter with five customers on Automated Spreading and 28 joint nCino Bank Operating System and Portfolio Analytics customers, including the largest joint customer to-date, an $8 billion-asset regional bank.
•Record Retail Go-Lives: Took a record number of financial institutions live on nCino’s Retail Lending solution, including the U.S. arm of a $50 billion bank, a $30 billion U.S. regional bank, and a $12 billion-asset Canadian Credit Union.
•Expanded Customer Footprint Following M&A: Selected for Commercial Lending by Truist Bank and First Horizon Bank after these customers completed mergers with existing nCino customers, SunTrust and IBERIABANK, respectively.
•International Wins: Signed a large expansion deal for Commercial Lending with our first customer in Continental Europe.
•PPP Revenues Benefit Year: Supported 98 financial institutions in the U.S. and U.K. through their PPP and CBILS programs, recording approximately $13.5 million in related subscription revenues during fiscal 2021.

Financial Outlook
nCino is providing guidance for its first quarter ending April 30, 2021 as follows:
•Total revenues between $59 million and $60 million.
•Subscription revenues between $48.5 million and $49.5 million.
•Professional services revenues between $9.5 and $10.5 million.
•Non-GAAP operating loss between ($4.0) million and ($5.0) million.
•Non-GAAP net loss attributable to nCino per share of ($0.04) to ($0.05).

nCino is providing guidance for its fiscal year 2022 ending January 31, 2022 as follows:
•Total revenues between $253 million and $255 million.
•Subscription revenues between $209 million and $211 million.
•Professional services revenues between $42 million and $44 million.
•Non-GAAP operating loss between ($23.0) million and ($25.0) million.
•Non-GAAP net loss attributable to nCino per share of ($0.24) to ($0.26).
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook with the investment community. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single digital platform enhances the employee and client experience to enable financial institutions to more effectively onboard new clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino works with more than 1,200 financial institutions globally, whose assets range in size from $30 million to more than $2 trillion. For more information, visit: www.ncino.com.
Forward-Looking Statements
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, and guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to: (i) risks associated with the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iii) the accuracy of management’s assumptions and estimates; (iv) our ability to attract new customers and succeed in having current customers expand their use of our solutions; (v) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vi) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (vii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (viii) our ability to manage our growth effectively including expanding outside of the United States; (ix) adverse changes in our relationship with Salesforce; (x) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xi) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiii) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xiv) adverse changes in the financial services industry, including as a result of customer consolidation; (xv) adverse changes in economic, regulatory, or market conditions; and (xvi) the outcome and impact of legal proceedings and related expenses.
Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2020	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$91,184	$371,425
Accounts receivable, net	34,205	55,517
Accounts receivable, related parties	9,201	—
Costs capitalized to obtain revenue contracts, current portion, net	3,608	4,864
Prepaid expenses and other current assets	7,079	10,425
Total current assets	145,277	442,231
Property and equipment, net	13,477	29,943
Costs capitalized to obtain revenue contracts, noncurrent, net	7,000	10,191
Goodwill	55,840	57,149
Intangible assets, net	26,093	23,137
Other long-term assets	2,464	750
Total assets	$250,151	$563,401
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$1,258	$1,634
Accounts payable, related parties	3,408	4,363
Accrued commissions	7,862	12,500
Other accrued expenses	4,922	7,527
Deferred rent, current portion	183	203
Deferred revenue, current portion	50,929	89,141
Deferred revenue, current portion, related parties	8,013	—
Financing obligation, current portion	—	324
Total current liabilities	76,575	115,692
Deferred income taxes, noncurrent	194	368
Deferred rent, noncurrent	1,558	1,486
Deferred revenue, noncurrent	—	946
Financing obligation, noncurrent	—	15,939
Other long-term liabilities	195	—
Total liabilities	78,522	134,431
Commitments and contingencies
Redeemable non-controlling interest	4,356	3,791
Stockholders’ equity
Common stock	41	47
Additional paid-in capital	288,564	585,956
Accumulated other comprehensive (loss) income	(408)	240
Accumulated deficit	(120,924)	(161,064)
Total stockholders’ equity	167,273	425,179
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$250,151	$563,401

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2021	2020	2021
Revenues
Subscription	$31,450	$44,978	$103,265	$162,439
Professional services	7,054	11,609	34,915	41,854
Total revenues	38,504	56,587	138,180	204,293
Cost of revenues
Subscription[1]	9,234	13,570	31,062	47,969
Professional services[1]	9,139	10,598	33,008	40,166
Total cost of revenues	18,373	24,168	64,070	88,135
Gross profit	20,131	32,419	74,110	116,158
Gross margin %	52%	57%	54%	57%
Operating expenses
Sales and marketing[1]	13,370	17,704	44,440	59,731
Research and development[1]	10,132	16,929	35,304	58,263
General and administrative[1]	6,640	11,642	22,536	40,772
Total operating expenses	30,142	46,275	102,280	158,766
Loss from operations	(10,011)	(13,856)	(28,170)	(42,608)
Non-operating income (expense)
Interest income	306	72	988	361
Interest expense	—	(130)	—	(130)
Other income (expense), net	70	1,356	33	1,693
Loss before income tax expense	(9,635)	(12,558)	(27,149)	(40,684)
Income tax expense	90	(123)	586	586
Net loss	(9,725)	(12,435)	(27,735)	(41,270)
Net loss attributable to redeemable non-controlling interest	(81)	(430)	(141)	(1,130)
Adjustment attributable to redeemable non-controlling interest	—	53	—	396
Net loss attributable to nCino, Inc.	$(9,644)	$(12,058)	$(27,594)	$(40,536)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.12)	$(0.13)	$(0.35)	$(0.46)
Weighted average number of common shares outstanding:
Basic and diluted	81,402,156	92,789,559	78,316,794	87,678,323
1Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2021	2020	2021
Cost of subscription revenues	$69	$138	$277	$576
Cost of professional services revenues	302	874	1,240	4,232
Sales and marketing	314	1,372	1,260	6,190
Research and development	319	1,057	1,245	5,463
General and administrative	59	2,154	1,723	8,747
Total stock-based compensation expense	$1,063	$5,595	$5,745	$25,208

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended January 31,
	2020	2021
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(27,594)	$(40,536)
Net loss and adjustment attributable to redeemable non-controlling interest	(141)	(734)
Net loss	(27,735)	(41,270)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,609	7,431
Amortization of costs capitalized to obtain revenue contracts	3,243	4,682
Stock-based compensation	5,745	25,208
Deferred income taxes	195	168
Provision for (recovery of) bad debt	(105)	100
Net foreign currency gains	—	(1,691)
Change in operating assets and liabilities:
Accounts receivable	(9,289)	(20,614)
Accounts receivable, related parties	(4,867)	9,201
Costs capitalized to obtain revenue contracts	(5,631)	(8,967)
Prepaid expenses and other assets	(1,628)	(3,342)
Accounts payable and accrued expenses and other liabilities	2,286	7,086
Accounts payable, related parties	1,184	956
Deferred rent	1,045	(52)
Deferred revenue	20,873	38,339
Deferred revenue, related parties	1,077	(8,013)
Net cash provided by (used in) operating activities	(8,998)	9,222
Cash flows from investing activities
Acquisition of business, net of cash acquired	(52,267)	—
Purchases of property and equipment	(5,760)	(4,338)
Net cash used in investing activities	(58,027)	(4,338)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	268,375
Payments of costs related to initial public offering	—	(2,765)
Investment from redeemable non-controlling interest	4,513	—
Proceeds from stock issuance	80,000	—
Stock issuance costs	(52)	—
Payments of deferred costs	(1,412)	—
Exercise of stock options	1,042	8,745
Contingent consideration payments	—	(197)
Principal payments on financing obligation	—	(37)
Net cash provided by financing activities	84,091	274,121
Effect of foreign currency exchange rate changes on cash and cash equivalents	(229)	1,236
Net increase in cash and cash equivalents	16,837	280,241
Cash and cash equivalents, beginning of period	74,347	91,184
Cash and cash equivalents, end of period	$91,184	$371,425

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.
•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
In addition, our non-GAAP guidance excludes expenses related to the government antitrust investigation and related civil action disclosed in our SEC filings as we do not believe these matters relate to the operating business and their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2021	2020	2021
GAAP total revenues	$38,504	$56,587	$138,180	$204,293

GAAP cost of subscription revenues	$9,234	$13,570	$31,062	$47,969
Amortization expense - developed technology	(378)	(392)	(697)	(1,525)
Stock-based compensation	(69)	(138)	(277)	(576)
Non-GAAP cost of subscription revenues	$8,787	$13,040	$30,088	$45,868

GAAP cost of professional services revenues	$9,139	$10,598	$33,008	$40,166
Stock-based compensation	(302)	(874)	(1,240)	(4,232)
Non-GAAP cost of professional services revenues	$8,837	$9,724	$31,768	$35,934

GAAP gross profit	$20,131	$32,419	$74,110	$116,158
Amortization expense - developed technology	378	392	697	1,525
Stock-based compensation	371	1,012	1,517	4,808
Non-GAAP gross profit	$20,880	$33,823	$76,324	$122,491
Non-GAAP gross margin %	54%	60%	55%	60%

GAAP sales & marketing expense	$13,370	$17,704	$44,440	$59,731
Amortization expense - customer relationships	(417)	(418)	(937)	(1,670)
Stock-based compensation	(314)	(1,372)	(1,260)	(6,190)
Non-GAAP sales & marketing expense	$12,639	$15,914	$42,243	$51,871

GAAP research & development expense	$10,132	$16,929	$35,304	$58,263
Stock-based compensation	(319)	(1,057)	(1,245)	(5,463)
Non-GAAP research & development expense	$9,813	$15,872	$34,059	$52,800

GAAP general & administrative expense	$6,640	$11,642	$22,536	$40,772
Amortization expense - trademarks	(50)	—	(114)	(10)
Stock-based compensation	(59)	(2,154)	(1,723)	(8,747)
Non-GAAP general & administrative expense	$6,531	$9,488	$20,699	$32,015

GAAP loss from operations	$(10,011)	$(13,856)	$(28,170)	$(42,608)
Amortization expense - developed technology	378	392	697	1,525
Amortization expense - customer relationships	417	418	937	1,670
Amortization expense - trademarks	50	—	114	10
Stock-based compensation	1,063	5,595	5,745	25,208
Non-GAAP operating loss	$(8,103)	$(7,451)	$(20,677)	$(14,195)
Non-GAAP operating margin	(21)%	(13)%	(15)%	(7)%

GAAP net loss attributable to nCino	$(9,644)	$(12,058)	$(27,594)	$(40,536)
Amortization expense - developed technology	378	392	697	1,525
Amortization expense - customer relationships	417	418	937	1,670
Amortization expense - trademarks	50	—	114	10
Stock-based compensation	1,063	5,595	5,745	25,208
Non-GAAP net loss attributable to nCino	$(7,736)	$(5,653)	$(20,101)	$(12,123)

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2021	2020	2021
Weighted-average shares used to compute net loss per share, basic and diluted	81,402,156	92,789,559	78,316,794	87,678,323

GAAP net loss attributable to nCino per share	$(0.12)	$(0.13)	$(0.35)	$(0.46)
Non-GAAP net loss attributable to nCino per share	$(0.10)	$(0.06)	$(0.26)	$(0.14)

Free cash flow
Net cash provided by (used in) operating activities	$(11,168)	$(11,925)	$(8,998)	$9,222
Purchases of property and equipment	(2,386)	(583)	(5,760)	(4,338)
Free cash flow	$(13,554)	$(12,508)	$(14,758)	$4,884
CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com

MEDIA CONTACTS
Claire Sandstrom	Natalia Moose, nCino
+1 646.520.0710	+1 910.248.4602
csandstrom@mww.com	natalia.moose@ncino.com